                                                                     Exhibit 3.1

       FILED # C7270.99

          Mar 26 1999
       IN THE OFFICE OF
        /s/ DEAN HELLER
DEAN HELLER SECRETARY OF STATE


                           ARTICLES OF INCORPORATION
                                       OF
                           Last Company Clothing, Inc.


         Article I. The name of the Corporation is Last Company Clothing, Inc.

         Article II. Its principal office in the State of Nevada is 774 Mays Blvd. #10, Incline Village NV 89452. The initial resident agent for services of process at that address is N&R Ltd. Group, Inc.

         Article III. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America. The period of existence of the corporation shall be perpetual.

         Article IV. The corporation shall have authority to issue an aggregate of 50,000,000 shares of common voting equity stock of par value one mil ($0.0001) per share, and no other class or classes of stock, for a total capitalization of $5,000. The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

         Article V. No shareholder shall be entitled to any preemptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue, nor shall any shareholder possess cumulative voting rights at any shareholders meeting, for the purpose of electing Directors, or otherwise.

         Article VI. The name and address of the Incorporator of the corporation is WILLIAM STOCKER, 34700 Pacific Coast Highway, Suite 303, Capistrano Beach CA 92624. The affairs of the corporation shall be governed by a Board of Directors of not less than one (1) nor more than (7) persons. The Incorporator shall act as Sole Initial Director.

         Article VII. The Capital Stock, after the amount of the subscription price or par value, shall not be subject to assessment to pay the debts of the corporation, and no stock issued, as paid up, shall ever be assessable or assessed.

         Article VIII. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-laws, or adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

        I THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have set my hand hereunto this Day,

Dated: March 25, 1999.


                                /s/ William Stocker
                                WILLIAM STOCKER
                                INCORPORATOR

California All-Purpose Certificate of Acknowledgment
================================================================================

State of California

County of Orange

On this the 25th day of March 1999, before me,         Sharon Bradshaw
                                               ---------------------------------
                                                   Name of Notary Public

a Notary Public for the State of California, personally appeared

                                William Stocker
--------------------------------------------------------------------------------
                              Name(s) of Signers(s)

/X/      personally known to me  OR

/ /      proved to me on the basis of satisfactory evidence

         to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         Witness my hand and official seal.

                                                      [SEAL OF SHARON BRADSHAW]
                                                           Comm # 1167887
                                                     NOTARY PUBLIC - CALIFORNIA
                                                           Orange County
                                                    My Comm. Expires Jan 8, 2002

                                                                Seal


       /s/ Sharon Bradshaw
-----------------------------------
        Notary's Signature


================================================================================
OPTIONAL, IN

                                                          FILED #C7270-99
                                                           JULY 12 2000
                                                         IN THE OFFICE OF
                                                         /s/ DEAN HELLER
                                                  DEAN HELLER SECRETARY OF STATE

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                          Last Company Clothing, Inc.

(after payment of capital and issuance of stock)

We the Undersigned, Officers of Last Company Clothing, Inc. ("the Corporation") hereby certify:

         1. The Board of Directors of the Corporation at a meeting of duly convened and held on July 5, 2000 adopted a resolution to amend the Articles of Incorporation as Originally filed and/or amended.

         The former Article read:

         Article One. The name of the corporation is Last Company Clothing, Inc.

         Article One is superseded and replaced as follows:

         Article One. The name of the corporation is MIVI Biomedical Technologies, Inc.

================================================================================

The former Article IV read: The corporation shall have authority to issue an aggregate of 50,000,000 shares of common voting equity stock of par value one mil ($0.0001) per share, and no other class or classes of stock, for a total capitalization of $5,000. The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

--------------------------------------------------------------------------------

Article IV is superseded and replaced as follows: The corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value one mil ($0.001) per share, and no other class or classes of stock, for a total capitalization of $100,000. The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

================================================================================

                                       AMENDMENT TO ARTICLES OF INCORPORATION OF
                                                     Last Company Clothing, Inc.
                                                             July 5, 2000 Page 2


        The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,448,400 of which 2,200,000, voted in favor, and the foregoing changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ Kirt W. James                                /s/ Pete Chandler
Kirt W. James                                    Pete Chandler
PRESIDENT                                       SECRETARY

                                                          FILED #C7270-99
                                                            NOV 16 2000
                                                         IN THE OFFICE OF
                                                         /s/ DEAN HELLER
                                                  DEAN HELLER SECRETARY OF STATE


                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                       MIVI Biomedical Technologies, Inc.

                (after payment of capital and issuance of stock)

We the Undersigned, Officers of Last Company Clothing, Inc. ("the Corporation") hereby certify:

         1. The Board of Directors of the Corporation at a meeting of duly convened and held on November 15, 2000 adopted a resolution to amend the Articles of Incorporation as Originally filed and/or amended.

         The former Article read:

         Article One. The name of the corporation is MIVI Biomedical Technologies, Inc.

         Article One is superceded and replaced as follows:

         Article One. The name of the corporation is Last Company Clothing, Inc.

         2. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,896,800 of which 4,400,000 (89.85%), voted in favor on November 15, 2000; and the foregoing changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.




/s/ Kirt W. James                               /s/ Pete Chandler
Kirt W. James                                   Pete Chandler
PRESIDENT                                       SECRETARY

                                                                FY01-61470-4700-

                                                          FILED #C7270-99
                                                            MAR 26 2001
                                                         IN THE OFFICE OF
                                                         /s/ DEAN HELLER
                                                  DEAN HELLER SECRETARY OF STATE


                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                          Last Company Clothing, Inc.

                (after payment of capital and issuance of stock)


We the Undersigned, Officers of Last Company Clothing, Inc. ("the Corporation") hereby certify:

         1. The Board of Directors of the Corporation at a meeting of duly convened and held on February 22, 2001 adopted a resolution to amend the Articles of Incorporation as Originally filed and/or amended.

         The former Article read:

         Article One. The name of the corporation is Last Company Clothing, Inc.

         Article One is superseded and replaced as follows:

         Article One. The name of the corporation is Premier Axium ASP, Inc.


================================================================================

The former Article IV read: The corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value one mil ($0.001) per share, and no other class or classes of stock, for a total capitalization of $10,000. The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

--------------------------------------------------------------------------------

Article IV is superseded and replaced as follows: The corporation shall have authority to issue an aggregate of 1,000,000,000 (one billion) shares of common voting equity stock of par value one mil ($0.001) per share, and 1,000,000 Class A Preferred shares of common voting equity stock of par value ten dollars ($10.00) per share, and no other class or classes of stock, for a total capitalization of $11,000,000. The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

================================================================================

                                       AMENDMENT TO ARTICLES OF INCORPORATION OF
                                                     Last Company Clothing, Inc.
                                                           March 23, 2001 Page 2

The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 97,936,000 of which 88,000,000, voted in favor, and the foregoing changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

PRESIDENT



/s/ Kirt W. James                               /s/ Kirt W. James
Kirt W. James                                   Kirt W. James
PRESIDENT                                       SECRETARY